EXHIBIT 99.1

South Texas Oil Company Announces First Quarter 2009
Financial and Operating Results

SAN ANTONIO – May 15, 2009 (PR Newswire) – South Texas Oil Company (Nasdaq: STXX) today announced first quarter 2009 financial and operating results.

First Quarter 2009 Results
The Company reported total revenues for the quarter ended March 31, 2009 of $613,000, as compared to $1.9 million in the same period in 2008, a 67% decrease.  Total revenues for both reporting periods consisted entirely of oil and gas sales.  The Company primarily attributes the quarter-over-quarter decline in total revenues to a 39% decrease in equivalent volumes produced and to a 52% lower price received for the sales of its crude oil volumes.

The Company reported a net loss for the first quarter 2009 of $5.8 million, or $0.35 per weighted average common share, compared with a net loss of $3.4 million, or $0.20 per weighted average common share, for the same period in 2008.  Included in the first quarter 2009 costs and expenses is general and administrative (G&A) expense of $2.7 million, as compared to $1.2 million in the same period in 2008.  G&A expense for the first quarter 2009 includes $1.7 million in non-cash, stock-based compensation expense, as compared to $230,000 in the prior-year period.  Also included in the first quarter 2009 costs and expenses was approximately $663,000 in depreciation, depletion and amortization (DD&A), as compared to $1.1 million in same period in 2008.  The 39% decrease in DD&A expense is primarily attributed to the 39% decline in production volumes, as compared to the prior-year period.  The first quarter 2008 results included derivative losses of approximately $1.1 million attributed to derivative accounting effect.  The Company has not entered into derivative contracts during 2009.  Interest expense for the first quarter 2009 increased to $1.4 million, as compared to $437,000 in the same period in 2008.  The Company attributes the higher interest expense to an increase in debt outstanding under the Company’s credit facilities, combined with an increased interest rate paid on its notes facility.

For the first quarter 2009, net cash used in operations was $851,000, as compared to net cash provided by operations in the year-ago period of $1.0 million.  At March 31, 2009, the Company’s total assets were $63.6 million, as compared to $67.9 million at December 31, 2008.  The Company had cash and equivalents at March 31, 2009 of $2.5 million.  Please see the discussion below for further information on the Company’s liquidity and capital resources.

Production and Operations
For the first quarter 2009, South Texas Oil produced 19,222 barrels of oil equivalent (Boe), comprised of 13,445 barrels of crude oil and 34.7 million cubic feet of natural gas (MMcf).  This compares to 23,941 barrels of oil and 46.5 MMcf of natural gas, or 31,687 Boe in the same period in 2008.  Average oil price realizations for the first quarter 2009 were down 52% quarter-over-quarter to $33.02 per barrel, as compared to $68.45 per barrel in the year-ago period.  Average natural gas price realizations for the first quarter 2009 were $4.87 per thousand cubic feet of natural gas (Mcf), as compared to $5.14 per Mcf in the same period in 2008, a marginal decrease of 5%.  South Texas Oil’s first quarter 2009 production base by commodity was approximately 70% crude oil.

During the first quarter of 2009, South Texas Oil’s total capital expenditure investment for development and exploration of its leasehold was approximately $718,000.

About South Texas Oil Company
San Antonio-based South Texas Oil Company (NASDAQ: STXX) is an independent energy company engaged in the acquisition, production, exploration and development of crude oil and natural gas.  Our core operating areas include Texas, Louisiana and the Gulf Coast.  The Company controls a large inventory of lower-risk developmental / exploitation locations and higher-risk, high-reward exploration prospects.  The Company leverages its geological and geophysical strengths by acquiring high-quality, operated properties and further enhances an asset's value through field-level cost reduction.  It continually evaluates producing property acquisition opportunities complementary to its core operating areas.  Please visit www.southtexasoil.com for additional information.

Forward-Looking Statements
This press release contains forward-looking information regarding South Texas Oil Company that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on the Company's current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of the Company’s management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect the Company’s operations or financial results are included in the Company’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. The Company does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

[Condensed Financial Statements and Operating Tables Accompany This News Release]

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in South Texas Oil Company’s filing on Form 10-Q dated May 15, 2009.

SOUTH TEXAS OIL COMPANY
Consolidated Balance Sheets
	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and equivalents	$2,471,126	$4,254,642
Accounts receivable	1,394,563	3,084,498
Prepaid expenses and other	238,150	279,574
Assets held for sale	9,490,030	9,520,109
Total current assets	13,593,869	17,138,823

Property and Equipment:
Oil and gas properties, successful efforts method
Proved properties	49,808,944	49,489,536
Unproved properties	6,267,511	5,868,754
Less accumulated depreciation, depletion and amortization	(10,259,894)	(9,656,545)
Total oil and gas properties, net	45,816,561	45,701,745

Other property and equipment
Drilling equipment	1,300,000	1,300,000
Vehicles	271,412	288,632
Other	189,811	189,811
Less accumulated depreciation and amortization	(198,626)	(173,522)
Total other property and equipment, net	1,562,597	1,604,921

Total property and equipment, net	47,379,158	47,306,666

Debt issuance costs, net of amortization	2,586,637	3,456,094

Total Assets	$63,559,664	$67,901,583

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable, trade	$6,601,174	$7,628,453
Other payables and accrued liabilities	1,474,703	1,598,994
Participant advances received	156,990	69,313
Current maturities of notes payable and long-term debt	16,992,834	17,146,710
Current maturities of notes payable and long-term debt, related party	26,132,400	25,325,341
Current portion of deferred liability	1,000,000	1,000,000
Total current liabilities	52,358,101	52,768,811

Noncurrent Liabilities
Notes payable and long-term debt	759,388	727,128
Asset retirement obligation, net of current portion	967,760	948,821
Deferred liability, net of current portion	500,000	500,000
Total noncurrent liabilities	2,227,148	2,175,949

Stockholders' Equity
Preferred stock, $0.001 par value, 5,000,000 shares
authorized, none issued or outstanding	-	-
Common stock, $0.001 par value, 50,000,000 shares authorized,
17,769,862 shares issued, 16,761,529 shares outstanding (2009)
and 17,738,862 shares issued, 16,730,529 shares outstanding (2008)	17,770	17,740
Additional paid-in capital	46,126,533	44,321,215
Accumulated deficit	(34,267,878)	(28,480,122)
Less treasury stock, at cost, 1,008,333 shares	(2,902,010)	(2,902,010)
Total stockholders' equity	8,974,415	12,956,823

Total Liabilities and Stockholders' Equity	$63,559,664	$67,901,583

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in South Texas Oil Company’s filing on Form 10-Q dated May 15, 2009.

SOUTH TEXAS OIL COMPANY
Consolidated Statements of Operations
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008

Revenues
Oil and gas sales	$612,594	$1,877,635
Total revenues	612,594	1,877,635

Costs and Expenses
Production expenses	472,894	708,265
Production taxes	29,147	84,800
General and administrative expenses	2,729,576	1,244,065
Exploration expense	232,799	-
Depreciation, depletion and amortization	663,124	1,084,367
Total costs and expenses	4,127,540	3,121,497

Loss from Operations	(3,514,946)	(1,243,862)

Other Income (Expense)
Interest income	1,726	4,374
Loss from derivatives	-	(1,050,000)
Interest expense	(1,405,079)	(437,063)
Debt issuance costs amortization	(869,457)	(635,793)
Other income (expense), net	(2,272,810)	(2,118,482)

Net Loss Before Tax	(5,787,756)	(3,362,344)

Income tax expense (benefit)	-	-

Net Loss	$(5,787,756)	$(3,362,344)

Loss Per Common Share:
Basic and Diluted	$(0.35)	$(0.20)

Weighted average number of common
shares outstanding:
Basic and Diluted	16,733,807	16,482,571

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in South Texas Oil Company’s filing on Form 10-Q dated May 15, 2009.

SOUTH TEXAS OIL COMPANY
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008
Operating Activities
Net loss	$(5,787,756)	$(3,362,344)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Derivative loss and revenue reduction	-	1,485,000
Depreciation, depletion and amortization	663,124	1,084,367
Debt issuance costs amortization	869,457	635,793
Amortization of deferred stock compensation	1,677,498	229,778
Amortization of debt discount	100,220	106,950
Compensatory common stock and option issuances	127,850	-
Accretion of discount on asset retirement obligation	18,939	-
Loss on sale of other property and equipment	5,628	-
Changes in operating assets and liabilities:
Accounts receivable	1,689,935	1,403,792
Prepaid expenses and other	41,424	(4,601)
Accounts payable and accrued liabilities	(344,511)	(552,630)
Participant advances received	87,677	-
Net cash provided by (used in) operating activities	(850,515)	1,026,105

Investing Activities
Purchases and development of oil and gas properties	(718,165)	(2,437,134)
Proceeds from disposition of other property and equipment	7,000	-
Purchase of other property and equipment	-	-
Net cash used in investing activities	(711,165)	(2,437,134)

Financing Activities
Proceeds from notes payable and long-term debt	-	2,000,000
Payments of notes payable and long-term debt	(221,836)	(541,249)
Payments of related party notes payable	-	(7,655)
Net cash provided by (used in) financing activities	(221,836)	1,451,096

Net Increase (Decrease) in Cash and Equivalents	(1,783,516)	40,067

Cash and equivalents at beginning of period	4,254,642	2,186,428

Cash and Equivalents at End of Period	$2,471,126	$2,226,495

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in South Texas Oil Company’s filing on Form 10-Q dated May 15, 2009.